SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_|      Confidential, for Use of the Commission Only (as permitted by
           Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)    Title of each class of securities to which transaction applies:
               -------------------------------------------------------------
        (2)    Aggregate number of securities to which transaction applies:
               -------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               -------------------------------------------------------------
        (4)    Proposed maximum aggregate value of transaction:
               -------------------------------------------------------------
        (5)    Total fee paid:
               -------------------------------------------------------------

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
                  ------------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:
                  ------------------------------------------------------------
         (3)      Filing Party:
                  ------------------------------------------------------------
         (4)      Date Filed:
                  ------------------------------------------------------------





                                [GRAPHIC OMITTED]




Dear Stockholder:

         On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders of Consolidated Delivery & Logistics, Inc. (the "Company") to be held at The Saddle Brook Marriott, Garden State Parkway at Interstate 80, Saddle Brook, New Jersey 07663 on Thursday, June 19, 1997 at 10:00 a.m.

         The enclosed Notice of Meeting and the accompanying Proxy Statement describe the business to be conducted at the Meeting. Enclosed is a copy of the Company's 1996 Annual Report and the Company's Annual Report on Form 10-K, which contains certain information regarding the Company and its 1996 results.

         It is important that your shares of Common Stock be represented and voted at the Meeting. Accordingly, regardless of whether you plan to attend in person, please complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. Even if you return a signed proxy card, you may still attend the Meeting and vote your shares in person. Every stockholder's vote is important, whether you own a few shares or many.

         I look forward to seeing you at the Annual Meeting.


                                            Sincerely,


                                            Albert W. Van Ness, Jr.
                                            Chairman of the Board
                                            and Chief Executive Officer


April 28, 1997
Paramus, New Jersey

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                                [GRAPHIC OMITTED]
--------------------------------------------------------------------------------


                     CONSOLIDATED DELIVERY & LOGISTICS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 19, 1997


         The Annual Meeting of Stockholders (the "Meeting") of Consolidated Delivery & Logistics, Inc. (the "Company") will be held at The Saddle Brook Marriott, Garden State Parkway at Interstate 80, Saddle Brook, New Jersey 07663 on Thursday, June 19, 1997 at 10:00 a.m., to consider and act upon the following:

         1.       The election of directors.

         2. The ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for 1997.

         3. The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

         Only holders of record of the Company's Common Stock, par value $.001 per share, at the close of business on April 21, 1997 will be entitled to vote at the Meeting.


                                            BY ORDER OF THE BOARD OF DIRECTORS




                                            Joseph G. Wojak
                                            Secretary




April 28, 1997
Paramus, New Jersey


         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, MANAGEMENT URGES YOU TO DATE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                [GRAPHIC OMITTED]

                     CONSOLIDATED DELIVERY & LOGISTICS, INC.
                                 Mack Centre IV
                              61 South Paramus Road
                            Paramus, New Jersey 07652

                ------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 19, 1997
                -------------------------------------------------


                                 PROXY STATEMENT

         The enclosed proxy is solicited by the Board of Directors of Consolidated Delivery & Logistics, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at The Saddle Brook Marriott, Garden State Parkway at Interstate 80, Saddle Brook, New Jersey 07663 on Thursday, June 19, 1997 at 10:00 a.m., and at any adjournments or postponements thereof (the "Meeting"). A stockholder who has voted by proxy has the right to revoke it by giving written notice of such revocation to the Secretary of the Company at any time before it is voted, by submitting to the Company a duly-executed, later-dated proxy or by voting the shares subject to such proxy by written ballot at the Meeting. The presence at the Meeting of a stockholder who has given a proxy does not revoke such proxy unless such stockholder files the aforementioned notice of revocation or votes by written ballot.

         The proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about April 28, 1997. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the proxy. If a proxy is signed but no specification is given, the shares will be voted "FOR" Proposals 1 and 2 (to elect the Board's nominees to the Board of Directors and to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for 1997).

         The solicitation of proxies may be made by directors, officers and regular employees of the Company or any of its subsidiaries by mail, telephone, facsimile or telegraph or in person without additional compensation payable with respect thereto. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         At April 21, 1997 (the "Record Date"), the Company had outstanding 6,795,790 shares of common stock, par value $.001 per share ("Common Stock"). Each holder of Common Stock will have the right to one vote for each share standing in such holder's name on the books of the Company as of the close of business on the Record Date with respect to each of the matters considered at the Meeting. There is no right to cumulate votes in the election of directors. Holders of the Common Stock will not have any dissenters' rights of appraisal in connection with any of the matters to be voted on at the Meeting.

         The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes of all shares entitled to vote will constitute a quorum for purposes of conducting business at the Meeting. Assuming that a quorum is present, directors will be elected by a plurality vote and the ratification of auditors will require the affirmative vote of a majority of the votes cast with respect to such proposal. For purposes of determining the votes cast with respect to any matter presented for consideration at the Meeting, only those votes cast "for" or "against" are included. Pursuant to Delaware corporate law, abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present.

         Based  upon  information   available  to  the  Company,  the  following
stockholders beneficially owned more than 5% of the Common Stock as of January 15, 1997.

              NAME AND ADDRESS                        NUMBER OF SHARES             PERCENT OF
            OF BENEFICIAL OWNER                      BENEFICIALLY OWNED              CLASS

William T. Beaury                                        647,078(1)                    9.2%
Mack Centre IV, 61 South Paramus Road
Paramus, New Jersey 07652

Thomas LoPresti                                          647,078(1)                   9.2
Mack Centre IV, 61 South Paramus Road
Paramus, New Jersey 07652

Vincent Brana                                            360,185(2)                   5.1
Mack Centre IV, 61 South Paramus Road
Paramus, New Jersey 07652

---------------------

(1) Includes (i) 638,708 shares of Common Stock held by a company which is jointly owned by Mr. Beaury and Mr. LoPresti, each of whom may be deemed to be the beneficial owner of all of such shares (ii) 3,846 shares of common stock issuable upon the exercise of options pursuant to the Employee Stock Compensation Program (the "Employee Stock Compensation Program") which are exercisable within 60 days of January 15, 1997 and (iii) 4,524 shares of Common Stock issuable upon the exercise of $50,000 in aggregate principal amount of the Company's 8% Subordinated Convertible Debentures due August 2000 (the "Debentures").

(2) Includes 2,884 shares of Common Stock issuable upon the exercise of options pursuant to the Employee Stock Compensation Program which are exercisable within 60 days of January 15, 1997.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         At a Board of Directors meeting held on February 26, 1997, the Board of Directors agreed to reduce the size of the Board from thirteen to nine members effective as of the Annual Meeting and to increase the number of independent directors. On February 26, 1997 the Board of Directors also elected a Nominating Committee comprised of Messrs. Van Ness, Beaury, Brannan and Tunnell. In order to increase the number of independent directors, Messrs. Wyatt and Leibowitz are standing for election at the Meeting, but have agreed respectively to resign from the Board of Directors once the Nominating Committee has identified appropriate independent directors to replace them on the Board of Directors. In addition, Mr. Kearns resigned as a Director of the company in March 1997.

         In accordance with the Company's Second Restated Certificate of Incorporation and By-laws, the number of directors of the Company has been set at nine. Directors serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. All persons named herein as nominees for director have consented to serve, and it is not contemplated that any nominee will be unable to serve, as a director. However, if a nominee is unable to serve as a director, a substitute will be selected by the Board of Directors and all proxies eligible to be voted for the Board's nominees will be voted for such other person. Further, under an agreement with the former shareholders of SureWay Air Traffic Corporation ("Sureway"), the Company has agreed to nominate one designee of the former shareholders of SureWay for election as a director of the Company until November 27, 2000.

         The current members of the Board of Directors of the Company are as follows:

         Albert W. Van Ness, Jr., William T. Beaury, William T. Brannan, Joseph G. Wojak, Vincent Brana, Michael Brooks, Andrew B. Kronick, Labe Leibowitz, Thomas LoPresti, John Mattei, Kenneth Tunnell and Robert Wyatt.

         Messrs. Brana, Kronick, LoPresti, Mattei and Wojak are not standing for reelection at the Meeting.

         Set forth below for each nominee is his name, age, the year in which he became a director of the Company, his principal occupations during the last five years and any additional directorships in publicly-held companies. The information is as of January 15, 1997.

         Albert W. Van Ness, Jr., 54, Director since 1995. Chairman of the Board and Chief Executive Officer of the Company since February 1997. He remains a Managing Partner of Club Quarters, LLC, a hotel development and management company, since October 1992. From June 1990 until October 1992, Mr. Van Ness served as Director of Managing People Productivity, a consulting firm. Prior thereto, from 1982 until June 1990, Mr. Van Ness held various executive offices with Cunard Line Limited, a passenger ship and luxury hotel company, including Executive Vice President and Chief Operating Officer of the Cunard Leisure Division and Managing Director and President of the Hotels and Resorts Division. Prior thereto, Mr. Van Ness served as the President of Seatrain Intermodal Services, Inc., a cargo shipping company.

         William T. Beaury, 43, Director since 1995. Vice-Chairman of the Company since December 1995. Prior thereto, Mr. Beaury was a co-founder, the Chairman and a director of SureWay Air Traffic Corporation ("SureWay") and SureWay Logistics Inc., subsidiaries of the Company, since 1984 and October 1993, respectively. In addition, since 1975, Mr. Beaury has served as President of Assets Management Limited, an investment management company which previously owned 74% of SureWay. Mr. Beaury has 20 years of experience in the same-day ground and air delivery industry. Mr. Beaury also has been a member of the Air Courier Conference of America ("ACCA") since 1980, The Advertising Production Club since 1988, and a member of the Presidents Association-the CEO Division of the American Management Association.

     William T. Brannan, 48, Director since 1994. President and Chief Operating Officer of the Company since November 1994. From January 1991 until October 1994, Mr. Brannan served as President, Americas Region - US Operations, for TNT Express Worldwide, a major European-based overnight express delivery company. Mr. Brannan has 23 years of experience in the transportation and logistics industry.

     Michael Brooks, 42, Director since 1995. Southeast Region Manager of the Company since August 1996 and President of Silver Star Express, Inc. ("Silver Star"), a subsidiary of the Company, since 1988. Mr. Brooks has 22 years of experience in the same-day ground and air delivery industry. In addition, Mr. Brooks is currently a member of the Express Carriers Association, an associate member of the National Small Shipment Traffic Conference and an affiliate of the American Transportation Association.

         Jon F. Hanson, 60. Mr. Hanson has served as the President and Chairman of Hampshire Management Company, a real estate investment firm since December 1976. From April 1991 to the present, Mr. Hanson has served as a director to the Prudential Insurance Company of America. In addition, Mr. Hanson currently serves as a director with the United Water Resources and the Orange and Rockland Utilities and from April 1985 and September 1995 respectively.



     Labe Leibowitz,43, Director since 1995. President of Clayton/National Courier Systems, Inc. ("National"), a subsidiary of the Company, since July 1995. Prior thereto, Mr. Leibowitz served as Executive Vice President of National from 1980 until July 1995. Mr. Leibowitz has 15 years of experience in the same-day delivery industry. Mr. Leibowitz currently serves on the Board of Directors of the Association of Messenger Courier Services and is a member of the Messenger Courier Association of the Americas.

     Marilu Marshall, 51. Senior Vice-President and General Counsel, Cunard Line Limited since November 1987. Prior thereto, from July 1984 to September 1987 Ms. Marshall served as the Vice-President and General Counsel of GNOC, Corp., t/a Golden Nugget Hotel & Casino.

     Robert Wyatt, 38, Director since 1995. Manhattan Region Manager of the Company since August 1996 and President of Olympic Courier Systems, Inc. a subsidiary of the Company since November 1995. Prior thereto, Mr. Wyatt was co-founder and President of certain of the companies comprising Orbit/Lightspeed Courier Systems, Inc. ("Orbit/Lightspeed"), a former subsidiary of the Company which has been merged into Olympic. Mr. Wyatt has 13 years of experience in the same-day delivery industry. Mr. Wyatt currently serves on the Board of Directors of the Messenger Courier Association of the Americas and is a member of the Express Carriers Association. Mr. Wyatt has also served as the President of the New York State Messenger and Courier Association.

         Kenneth W. Tunnell, 67, Director since 1995. Managing Partner of Tanglewood Associates, a management consulting firm, since January 1995. Prior thereto, until December 1994, Mr. Tunnell was the Chairman of K.W. Tunnell Company, Inc., a management consulting firm founded by Mr. Tunnell in 1962. In addition, from August 1993 to August 1996, Mr. Tunnell served as a director of ASECO Corporation.

                         BOARD ORGANIZATION AND MEETINGS

         During the year ended December 31, 1996, the Board of Directors held seven meetings and acted five times by unanimous consent. During 1996, each member of the Board of Directors attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors of which such director was a member. During 1996, there were five standing committees of the Board of Directors. In February 1997, a Nominating Committee was formed and the Technology Committee was dissolved in 1996. Each of the Committees is described below.

         Audit Committee. During 1996, the Audit Committee consisted of Messrs. Van Ness (Chairman), Kearns and Tunnell. Mr. Van Ness resigned from the Audit Committee in February 1997 upon his appointment as Chairman of the Board and Chief Executive Officer of the Company. The Audit Committee makes recommendations to the Board of Directors with respect to the selection of the independent auditors of the Company's financial statements, reviews the scope of the annual audit and meets periodically with the Company's independent auditors to review their findings and recommendations, reviews quarterly financial information and earnings releases prior to public dissemination, and periodically reviews the Company's adequacy of internal accounting controls. During 1996, the Audit Committee met once.

         Compensation Committee. During 1996, the Compensation Committee consisted of Messrs. Kearns (Chairman), Tunnell and Van Ness. Mr. Van Ness resigned from the Compensation Committee in February 1997 upon his appointment as Chairman of the Board and Chief Executive Officer of the Company. The Compensation Committee periodically reviews and determines the amount and form of compensation and benefits payable to the Company's principal executive officers and certain other management personnel. The Compensation Committee also administers the Company's stock option plans and certain of the Company's other employee benefit plans. During 1996, the Compensation Committee met six times and acted once by unanimous consent.

         Executive Committee. During 1996, the Executive Committee consisted of Messrs. Van Ness (Chairman as of April 1996), Mattei (Chairman until April
1996), Beaury, Brannan, Wojak, Brana, Brooks, Leibowitz, and Tunnell. The Executive Committee exercises such authority as is delegated to it from time to time by the full Board of Directors. During 1996, the Executive Committee met 12 times and acted once by unanimous consent.

         Nominating Committee. The Nominating Committee was formed in February 1997 and consists of Messrs. Van Ness, Beaury, Brannan and Tunnell. The Nominating Committee recommends nominations for outside directors, considers candidates for director vacancies and other such management matters presented to it by the Board of Directors. The Nominating Committee will consider appropriate persons recommended by stockholders for election to the Board of Directors. Stockholders wishing to submit such recommendations may do so by sending a written notice to the Secretary of the Company together with supporting information a reasonable period of time prior to the mailing of the Company's Proxy Statement for the related Annual Meeting.

     Strategic Planning Committee. The Strategic Planning Committee was formed in November 1996 and consists of Messrs. Tunnell (Chairman), Van Ness, Brannan, Catlin, D. Kronick, Wojak and Wyatt. The Strategic Planning Committee reviews the Company's strategic planning process and periodically updates the strategic plan. During 1996 the Strategic Planning Committee met twice.

         Technology Committee. During 1996, the Technology Committee consisted of Messrs. Mathia (Chairman), Beaury, Brannan, Tunnell, Wojak and Wyatt. The Technology Committee reviews from time to time the telecommunications and computer systems utilized by the Company and makes recommendations with respect thereto to the Board of Directors. The Technology Committee also reviews and approves the Company's system development plans and presents any associated capital expenditure requests to the Board of Directors for consideration. During 1996, the Technology Committee met twice. The Technology Committee was dissolved in 1996 as a standing committee of the Board of Directors.

                            COMPENSATION OF DIRECTORS

         Directors who are employees of the Company do not receive additional compensation for serving as directors. For the year 1996, each director who is not an employee of the Company receives an annual retainer of $8,000 ($10,000 for any committee chairperson) and a minimal additional fee for attendance at each Board of Directors meeting and committee meeting (unless held on the same day as a Board of Directors meeting). Effective in 1997, each director who is not an employee of the Company will receive an annual retainer of $16,000.

         The Company maintains the 1995 Stock Option Plan for Independent Directors (the "Director Plan"), under which each non-employee director receives options covering 1,500 shares of Common Stock during his or her first year of service as a director, options covering 1,000 shares if the director continues his or her service for a second year and options covering 500 shares for each year of service thereafter. The Company has reserved 100,000 shares of Common Stock for issuance in connection with the Director Plan. Options granted under the Director Plan have an exercise price per share equal to fair market value of the underlying shares on the date of grant. Upon exercise of an option under the Director Plan, the participating director will be required to provide the exercise price in full, in cash or in shares of the Company's securities valued at fair market value on the date of the exercise of the option. No option will be exercisable within one year of the date of grant and no option will be exercisable more than ten years from the date of grant.

         Messrs. Van Ness, Kearns and Tunnell each received an automatic grant covering 1,500 shares at $13.00 per share under the Directors Plan for their service in 1995 and a grant covering 1,000 shares at $5.00 per share under the Directors Plan for their continuing service in 1996. Directors of the Company are reimbursed for out-of-pocket expenses incurred in their capacity as directors of the Company.

                                         SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of January 15, 1997 with respect to beneficial ownership of the Common Stock by (i) each director, (ii) each of Messrs. Van Ness, Mattei, Beaury, Brannan, Wojak and Hight (the "Named Executives") and (iii) all executive officers and directors as a group. Mr. Mattei resigned as Chairman of the Board and Chief Executive Officer of the Company as of January 4, 1997 and is not standing for reelection as a director at the Meeting. Unless otherwise indicated, the address of each such person is c/o Consolidated Delivery & Logistics, Inc., Mack Centre IV, 61 South Paramus Road, Paramus, New Jersey 07652. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                             Amount of Beneficial Ownership (1)


                                             Shares Issuable
                                             Upon Conversion                        Total
          Name                 Shares         of Debentures     Stock Options       Shares      Percentage Owned

Albert W. Van Ness, Jr.....       -                 -              101,500(2)       101,500           1.4%
William T. Brannan.........     73,647             4,524            12,292           90,463           1.3
Joseph G. Wojak............    147,377             4,524            12,292          164,193           2.3
William T. Beaury..........    638,708(3)          4,524             3,846          647,078(3)        9.2
Norton F. Hight............     96,032             9,049             2,884          107,965           1.5
Vincent Brana..............    357,301              -                2,884          360,185           5.1
Michael Brooks.............    236,683             4,524             3,365          244,572           3.5
Andrew B. Kronick..........     38,570(4)          2,262             2,269           43,101           *
Labe Leibowitz.............    141,628            11,312             2,884          155,824           2.2
Thomas LoPresti............    638,708(3)          4,524             3,846          647,078(3)        9.2
John Mattei................    173,399             9,049             7,692          190,140           2.7
Robert Wyatt...............     50,000             1,508             2,564           53,972           *
Kenneth W. Tunnell.........       -                2,262             1,500            3,762           *

All executive officers
  and directors as a
  group (15
persons)...................  1,953,545            60,324           162,703        2,176,472
---------
*        Less than 1%

(1) Includes options granted pursuant to the Employee Stock Compensation Program and the Director Plan, which are exercisable within 60 days of January 15, 1997. Options granted pursuant to the Employee Stock Compensation Program and Director Plan in November 1995 and were granted at $13.00 per share.

(2) Includes 100,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Van Ness upon his appointment as Chairman of the Board and Chief Executive Officer of the Company.

(3) Includes (i) 638,708 shares of Common Stock held by a company which is jointly owned by Mr. Beaury and Mr. LoPresti, each of whom may be deemed to be the beneficial owner of all of such shares.

(4) Includes 10,115 shares held by Mr. Kronick's wife and 17,340 shares held for the benefit of Mr. Kronick's family.

(5)   Includes 1,000 shares held by Mr. Wyatt's wife.

                             EXECUTIVE COMPENSATION

         The Company was incorporated in June 1994 and did not commence operations prior to November 1995. The following table summarizes certain information relating to the compensation paid or accrued by the Company for services rendered during the years ended December 31, 1995 and 1996 to each person serving as the Chief Executive Officer of the Company and each of the Company's four other most highly paid executive officers whose compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                                                   Long-Term
                                                                                                  Compensation
                                                  Annual Compensation (1)                          Awards (2)
                                ------------------------------------------------------------    -----------------

                                                                               Other               Securities
                                                                               Annual              Underlying        All Other
         Name and                              Salary          Bonus        Compensation          Options/SARs     Compensation
    Principal Position           Year            ($)            ($)             ($)                  ($)(4)             ($)
----------------------------    --------    --------------    --------    -----------------     ----------------- ---------------
                                                                                                  *Exercisable
                                                                                                **Unexercisable

John Mattei..............        1996         200,000            -              (8)                     *7,692           -
  Chairman and Chief             1995          69,692(5)                                                   **0
  Executive Officer (3)

William T. Brannan.......        1996         200,000            -              (8)                    *12,292           -
  President and Chief            1995          81,231(5)                                              **36,874
  Operating Officer
                                                                                                       *12,292
Joseph G. Wojak..........        1996         200,000            -              (8)                   **36,874           -
  Executive Vice                 1995          81,231(5)
  President and Chief
  Financial Officer

William T. Beaury........        1996         200,000            -              (8)                     *3,846           -
  Vice Chairman-                 1995         210,320(6)                                              **11,538
  Strategic Planning

Norton F. Hight..........        1996         150,000            -              (8)                     *2,884           -
  Vice President -               1995         131,289(7)                                               **8,654
  Corporate Development
-------------------

(1)  The Company did not commence operations until November 1995.

(2) The Company did not grant any stock appreciation rights, restricted stock awards or make any long-term incentive plan payout during the years ended December 31, 1995 and 1996.

(3) Mr. Mattei resigned as Chairman of the Board and Chief Executive Officer of the Company in January 1997.

(4) Comprised solely of incentive stock options. See "Stock Option Plans - Employee Stock Compensation Program."

(5) Excludes consulting fees paid by C.T.A. Group, LLC and success fees paid by the Company to each of Messrs. Mattei, Brannan and Wojak in connection with the formation of the Company and the acquisition of the Company's various subsidiaries (the "Combination").

(6)  Includes amounts paid to Mr. Beaury by SureWay prior to the Combination.

(7) Includes amounts paid to Mr. Hight by Bestway/Crown prior to the Combination.

(8) Excludes certain personal benefits, the total value of which was less than the lesser of either $50,000 or 10% of the total annual salary and bonus for each of the executives.

Employment Agreements; Covenants-Not-To-Compete

         In connection with the Company's initial public offering and simultaneous acquisition of 11 separate businesses (the "Combination") in November of 1995, Messrs. Beaury, Brannan, Wojak and Hight entered into an employment agreement with the Company which commenced on November 27, 1995 for a term of five years. Pursuant to such agreements, each of the executives, except Mr. Hight, receives an annual base salary of $200,000 for the term of the employment agreement, subject to periodic increases at the discretion of the Board of Directors. Messrs. Brannan and Wojak will also receive options to purchase 33,782 shares at an exercise price of $4 7/8 per which will vest over the remaining terms of their contracts. Mr. Hight receives an annual base salary of $150,000, subject to periodic increases at the discretion of the Board of Directors. Each of the executives will be entitled to participate in all compensation and employee benefit plans, including such bonuses as may be authorized by the Board of Directors from time to time.

         At the time of his appointment as Chairman of the Board and Chief Executive Officer, Mr. Van Ness entered into a one-year employment agreement with the Company effective February 5, 1997. In lieu of a salary, Mr. Van Ness was granted options to purchase 100,000 shares of Common Stock, which vested immediately, with options to purchase 50,000 shares granted at $4 7/8 per share and options to purchase 50,000 shares granted at $7 7/8 per share. Such options terminate on January 31, 1999. Mr. Van Ness' agreement is subject to certain non-competition, non-solicitation and anti-raiding provisions.

         In connection with the Combination, certain senior officers/shareholders of the acquired companies ("Subsidiaries) entered into employment agreements which commenced on November 27, 1995 and will continue for a five year term. Pursuant to such agreements, each person will receive an annual base salary ranging from $90,000 to $200,000 per year, subject to periodic increases at the discretion of the Board of Directors. Except as otherwise specified in each person's employment agreement, each of such person will also be entitled to participate in all compensation and employee benefit plans, and to receive such bonuses as may be authorized by the Board of Directors from time to time. Each will be entitled to participate in all compensation and employee benefit plans, including such bonuses as may be authorized by the Board of Directors from time to time. Under the terms of the employment agreements, each of such persons received options to purchase a number of shares of Common Stock equal to such person's base salary pursuant to his employment agreement (or based upon such base salary) with the Company divided by the initial public offering (the "Offering") price per share of the Common Stock in the Offering ($13 per share). Each of the employment agreements contain termination and change in control and non-competition provisions similar to those described above.

         Each of the employment agreements provides that, in the event of a termination of employment by the Company without cause, or a termination of employment by the employee as a result of a constructive discharge, such employee will be entitled to receive from the Company a lump-sum payment equal to the employee's then-current base salary for the lesser of (i) the remaining term of the agreement or (ii) three years (subject to certain limitations). In the event of a change in control of the Company, if the employee has not received sufficient prior notice that such employee's employment will be continued following the change in control, such change in control will be deemed to be a termination without cause with the effects specified above. In the event of any change in control, the employee may also elect to treat the change in control as a termination without cause by giving appropriate notice to the Company. Each employment agreement also contains certain non-competition covenants which will continue for a period of two years following termination of employment. In addition, each employment agreement contains certain anti-solicitation and anti-raiding provisions. However, in the event of a termination without cause as described above, such covenants and provisions will not be applicable.

                               STOCK OPTION PLANS

Employee Stock Compensation Program

         In September 1995, the Board of Directors adopted, and the stockholders of the Company approved, the Employee Stock Compensation Program in order to attract and retain qualified directors, officers and employees of the Company, to facilitate performance-based compensation for key employees and to provide incentives for the participants in the Employee Stock Compensation Program to enhance the value of the Common Stock. The Employee Stock Compensation Program is administered by the Compensation Committee and authorizes the granting of incentive stock options, non-qualified supplementary options, stock appreciation rights, performance shares and stock bonus awards to key employees of the Company (approximately 150 in total) including those employees serving as officers or directors of the Company. The Company has reserved 1,400,000 shares of Common Stock for issuance in connection with the Employee Stock Compensation Program. Options granted under the Stock Compensation Program have an exercise price equal to the fair market value of the underlying Common Stock at the date of grant and vest over a four-year period unless otherwise specified at the time of grant.

         The following table summarizes certain information relating to the grant to purchase Common Stock to each of the executives named in the Summary Compensation Table above.


                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                    Individual Grants
                     ---------------------------------------------------------------------------------

                                            Percent of                                               Potential
                         Number of            Total                                              Realizable Values
                         Securities       Options /SARs                                      at Assumed Annual Rates of
                         Underlying         Granted to     Exercise or                        Stock Price Appreciation
                        Options/SARs       Employees in     Base Price      Expiration            for Option Term
                                                                                            -----------------------------
        Name          Granted (#) (2)    Fiscal Year (3)      ($/sh)           Date            5% ($)         10% ($)
 ------------------- ------------------- ----------------- ------------- ------------------ -------------- --------------

 William T.
 Brannan.............    33,782 (2)            29%             4.88      November 22, 2005    $136,486        $142,026

 Joseph G.
 Wojak................   33,782 (2)            29%             4.88      November 22, 2005    $136,486        $142,026
------------------------

(1)   The Company did not grant any stock appreciation rights in 1996.

(2) These options are exercisable over a four year period. 25% of these options become exercisable as of the date of grant, an additional 25% become exercisable one year from the date of grant, an additional 25% become exercisable two years from the date of grant, and an additional 25% become exercisable three years from the date of grant (except that all such options may be exercised in the case of the optionee's dismissal from the Company without cause).

(3) Options covering a total of 48,963 shares of Common Stock were granted under the Employee Stock Compensation Program in 1996.


                                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                           AND FY-END OPTION/SAR VALUES (1)

                                                                       Number of Securities             Value of
                                                                      Underlying Unexercised          Unexercised
                                                                                                      In-The-Money
                                  Shares                                   Options/SARs               Options/SARs
                                 Acquired              Value              at FY-End (#)             at FY-End ($)(3)
                                                                      -----------------------    -----------------------
                                On Exercise          Realized              Exercisable/               Exercisable/
          Name                    (#) (2)             ($) (2)             Unexercisable              Unexercisable
--------------------------    ----------------    ----------------    -----------------------    -----------------------

John Mattei..............           --                  --                  7,692 / 0                     --


William T. Brannan.......           --                  --                 12,292 / 36,874                --


Joseph G. Wojak..........           --                  --                 12,292 / 36,874                --


William T. Beaury........           --                  --                  3,846 / 11,538                --


Norton F. Hight..........           --                                      2,884 / 8,654                 --

-------------------------

(1)  No stock appreciation rights have been granted by the Company.

(2)  No options were exercised in 1996.

(3) As of December 31, 1996, the fair market value of a share of Common Stock (presumed to equal the last reported sale price as reported on the NASDAQ National Market) was less than the exercise price per share of the outstanding options.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, certain officers and persons holding more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and to provide the Company with initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Based solely upon a review of such reports furnished to the Company by its directors and executive officers, the Company believes that all such Section 16(a) reporting requirements were timely fulfilled during 1996, except for the following late Form 3 filings for the following persons:
Andrew B. Kronick, Director - the event which required the filing was his appointment to the Board of Directors on August 7, 1996; Cynthia A. Gentile, General Counsel, the event requiring the filing was her promotion to the position of General Counsel in May 1996; Joseph J. Leonhard, Vice-President-Controller, the event which required filing was his promotion to Vice-President in May 1996; Daniel J. Challan, the event requiring the filing was his appointment to the position of Vice-President, Financial Operations in July 1996; Thomas Mason, the event which required filing was his appointment to the position of Vice-President, Human Resources in July 1996. All of such deficiencies have been corrected.

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

Overview

         The Company did not conduct any operations prior to November 1995 when it acquired 11 companies (the "Subsidiaries") in the same-day and air delivery and logistics services business (the "Combination"). As part of the Combination, the Company entered into employment agreements with certain senior officers of the Subsidiaries. In addition, the Company had previously entered into employment agreements with each of the executive officers of the Company prior to the Combination (John Mattei, Joseph G. Wojak and William T. Brannan, the "Parent Executives"). The employment agreements for the Parent Executives were the product of arms-length negotiation between those executives and a committee of senior officers of the Subsidiaries. For a description of those employment agreements, see "Executive Compensation - Agreements; Covenants Not-to-Compete."

         Accordingly, when the Compensation Committee was formed upon the consummation of the Company's initial public offering in November 1995, all executive officers were subject to long-term (generally five year) employment agreements which fixed the salaries and benefits (including stock options) to be initially granted.

         During 1996, the Compensation Committee met several times to consider the existing compensation structure and to review the compensation of the Company's senior executives and to consider the possibility of instituting additional programs to assure that altering the compensation packages for all executives so that they are appropriate to motivate and retain talented executives and to recognize superior performance. To this end, the Compensation Committee retained the services of an independent compensation consulting firm to review the compensation levels of the executives at the corporate level, all those managers under employment agreements and the compensation levels of the independent directors.

Base Salary

         Base salaries for the five highest paid executive officers of the Company for 1996 ranged from $150,000 to $200,000. The general range of annual salaries for senior officers is from $90,000 to $200,000. Prior to the Combination, the directors of the Company attempted to standardize terms of employment for the executive officers of the subsidiaries to facilitate the Combination among the Managers yet provide appropriate variations in base salary based on the size of the companies acquired. The compensation for the three highest paid Parent Executives was equal to the highest salary paid to the executive officers of the subsidiaries ($200,000).

         Pursuant to the contracts they signed prior to the offering, Messrs. Brannan and Wojak were to receive an increase in compensation from $200,000 to $250,000 as of November 1996. However, having considered, among other things, the recommendation of the consultant retained by the Compensation Committee, it was determined that it would be preferable for Messrs. Brannan and Wojak to have incentive stock options in lieu of additional cash compensation.

         The Committee intends to make appropriate adjustments in executive compensation subject to the willingness of affected individuals to waive their rights under the employment agreements where required, to a level recommended by the Compensation Committee, so that executive compensation will be more closely based upon competitive market pay rates, each individual's role in the Company, the size of the operating unit over which the individual has authority or responsibility and each individual's executive performance over time.

Annual Incentive Plan

         In 1996, the Compensation Committee approved an annual incentive plan pursuant to which executives selected by the Compensation Committee (with the advice of the Chief Executive Officer) would be entitled to cash bonuses in the event that the Company achieved certain performance targets based upon sales volume, levels of responsibility and goals. Each executive officer has been given the option to remain at his current contract salary or to voluntarily adjust his base salary, with a potential of earning a bonus. No bonuses were paid in 1996.

Long-Term Incentive Plan

         Prior to the Combination, the Company implemented a long-term incentive plan consisting of the grant of stock options to key employees under the Company's 1995 Employee Stock Compensation Program (the "Program"). The Program is designed to focus executive efforts on the long-term goals of the Company and to maximize total returns to stockholders.

         Stock options align the interest of employees and stockholders by providing value to the executive through stock price appreciation only. The stock options granted upon consummation of the Combination in November 1995 have 10 year terms and are generally exercisable at the rate of 25% per year beginning one year after the grant date. Concurrently, with the Combination, the Company granted a total of 390,500 options. The relatively high number of options granted was a result of negotiations within the Company and the owners of the Subsidiaries. Subsequent to the Combination, and through June, 1996, the Company granted a total of 216,706 options primarily to key non-owner employees of the Subsidiaries and other companies acquired since the Combination. All options granted prior to or concurrently with the Combination have an exercise price of $13.00 per share. The stock options granted during 1996 were granted at fair market value as of the date of grants which varied from $6.13 per share to $13.00 per share.

         It is anticipated that future stock option awards will be made periodically at the discretion of the Committee (with the advice of the Chief Executive Officer). Stock option grant sizes will be evaluated by regularly assessing competitive market practices and the overall performance of the Company.

1996 Chief Executive Officer Pay

         The Company's former Chief Executive Officer, John Mattei, entered into a five-year employment agreement prior to consummation of the Combination. Accordingly, no specific actions were taken by the Compensation Committee regarding Mr. Mattei's compensation in 1995 or 1996. However, the Board of Directors amended Mr. Mattei's employment agreement in March of 1996 to reflect certain changes in duties but not compensation, except for a decrease in the shares of Common Stock subject to stock options issuable to Mr. Mattei from 15,384 shares at a purchase price of $13.00 to 7,692 shares at that same price. Pursuant to his Employment Agreement, Mr. Mattei was paid a salary at the rate of $200,000 per year through November 27, 1996 and compensation at a rate of $250,000 per year for the period November 27, 1996 through January 3, 1997 when Mr. Mattei resigned as Chief Executive Officer.

         This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

         This report is furnished by the Compensation Committee of the Board of Directors.

         Kenneth W. Tunnell                    Albert W. Van Ness, Jr.

                                PERFORMANCE GRAPH

         The following chart compares the percentage change in the Company's Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Transportation - Miscellaneous Index for the portion of 1995 that the Company's Common Stock was registered pursuant to
Section 12 of the Exchange Act, assuming the investment of $100 on November 20, 1995 and the reinvestment of all dividends since that date to December 31, 1996.

COMPARISON OF CUMULATIVE TOTAL RETURN
[GRAPHIC OMITTED]
         The performance of the Company's Common Stock reflected above is not necessarily indicative of the future performance of the Common Stock. The total return on investment (change in the year-end stock price plus reinvested dividends) for the period shown for the Company, the S&P 500 Index and the S&P Transportation Miscellaneous Index is based on the stock price or composite index at November 20, 1996.

         The performance chart which appears above shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, and shall not be deemed filed under either of such Acts except to the extent that the Company specifically incorporates this information by reference.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee is currently comprised of Mr. Tunnell, who is not and has not been an officer or employee of the Company. Mr. Van Ness was a member of the Committee during 1996 but resigned as a member of the Compensation Committee in February 1997 in connection with his appointment as the Chairman and Chief Executive Officer of the Company. Mr. Kearns resigned as a director in March 1997. It is anticipated that Ms. Marshall and Mr. Hanson will be appointed to the Compensation Committee following the Meeting. At present, no executive officer of the Company and no member of its Compensation Committee is a director or compensation committee member of any other business entity which has an executive officer that sits on the Company's Board of Directors or Compensation Committee.

                              CERTAIN TRANSACTIONS

         Real Estate Transactions

         Mr. Norton Hight and Mr. Snyder have an interest in the partnership which owns the property used by Silver Star Express, Inc., successor to Crown/Bestway Corp. ("Silver Star"), in Orlando and which leases such property to Silver Star. In 1996, Crown-Bestway Corp. paid annual rental for this property in the amount of $160,200. As of January 1, 1997, the rent to be paid by Silver Star was set at $155,592 per year, for a ten year term, plus a 4% adjustment per year after the second year of the term, which the Company believes to be the fair market rental value of the property.

         Mr. Brooks and members of his immediate family own various real estate partnerships which lease properties to Silver Star for use as terminals in Miami, Florida, Atlanta and Valdosta, Georgia and Dayton, Ohio. In 1996, Silver Star paid $157,570 in rent for these properties. As of January 1, 1997, the rent to be paid by Silver Star for these properties was set at $150,000 per annum, which the Company believes to be the fair market rental value of the properties.

         Mr. Irwin Leibowitz, the father of Mr. Labe Leibowitz, owns a facility in St. Louis which is leased to Clayton/National Courier Systems, Inc. In 1996, National paid $79,435. As of January 1, 1997, the rent to be paid by National was set at $87,908 per year, which the Company believes to be fair market rental value of the facility.

         Other Transactions

         Messrs. Labe and Irwin Leibowitz have an interest in Lee B. Leasing, a limited partnership which purchases automobiles and equipment and leases them to National. In 1996 National paid $96,115 in rental fees to Lee B. Leasing. As of January 1, 1997, National has agreed to lease vehicles from Lee B. Leasing, which, in the aggregate, will total $67,897 in annual lease payments.

         Mr. Brana has a 50% interest in Sparta Automobile and Truck Leasing ("Sparta"), a corporation which purchases vehicles and in turn leases them to Securities Courier. In 1996, Securities Courier paid, in the aggregate, $313,929 in leasing fees. Securities Courier has agreed to lease vehicles from Sparta for a monthly lease payment of $32,500 in 1997.

         Under his employment agreement with the Company, Mr. Brana is entitled to a refundable draw against his bonus of $58,000 per annum.

     SureWay has a sales and consulting agreement with J.P.J. Express, Inc., an entity one-third of which is owned by Mr. James LoPresti, the brother of Mr. Thomas LoPresti. SureWay paid commissions to J.P.J. Express, Inc. of $1,025,658 in 1996. Such agreement terminates January 1, 1999, subject to automatic renewal for additional three-year periods.



         Sale of Distribution Solutions International, Inc.

     In January 1997, the Company sold all of the stock of Distribution Solutions International, Inc., to its former owner and president, Mr. David Mathia, in exchange for 137,239 shares of Common Stock of the Company held by Mr. Mathia. Mr. Mathia had previously resigned as a director of the Company in August 1996.

         Company Policy

         In the future, transactions with officers, directors and affiliates of the Company are anticipated to be minimal and will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR DESCRIBED ABOVE.

                                  PROPOSAL TWO

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997. Arthur Andersen LLP has served as the Company's independent public accountants since its formation. Although the appointment of independent public accountants is not required to be approved by the stockholders, the Board of Directors believes stockholders should participate in the selection of the Company's independent public accountants. Accordingly, the stockholders will be asked at the Meeting to ratify the Board's appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1997. Representatives of Arthur Andersen LLP will be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of the stockholders.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL TWO DESCRIBED ABOVE.

                              STOCKHOLDER PROPOSALS

         Any proposal intended to be presented by a stockholder at the 1998 Annual Meeting of Stockholders must be received by the Company at the address specified below no later than the close of business on December 3, 1997 to be considered for inclusion in the Proxy Statement for the 1998 Annual Meeting. Any proposal should be addressed to Joseph G. Wojak, Secretary, Consolidated Delivery & Logistics, Inc., Mack Centre IV, 61 South Paramus Road, Paramus, New Jersey 07652 and should be sent by certified mail, return receipt requested.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice for the Meeting, to be presented at the meeting for action by the stockholders. However, if any other matters are properly brought before the meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

                                            By Order of the Board of Directors



                                            Joseph G. Wojak
                                            Secretary

April 28, 1997

         A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL NOR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.